Exhibit 99.3

Unaudited Pro Forma Consolidated Condensed Combined Financial Information

The unaudited pro forma consolidated condensed combined financial statement information of Five Star Products, Inc. (the “Company”) set forth below is presented to reflect the pro forma effects of the following transaction (the “Transaction”) as if it occurred on the dates indicated.

On April 5, 2007, pursuant to the terms of a definitive asset purchase agreement between the Company and Right-Way Dealer Warehouse, Inc. (“Right-Way”), dated as of March 13, 2007 (the “Agreement”), the Company acquired substantially all the assets (except certain “Excluded Assets”, as defined in the Agreement) of Right-Way for approximately $3,200,000 in cash and assumed certain of the liabilities of Right-Way which have since been determined to amount to approximately $50,000. The assets consisted primarily of accounts receivable and inventory. The acquisition included all of Right-Way's Brooklyn Cash & Carry business and operations.

The unaudited pro forma consolidated condensed combined statement of income for the year ended December 31, 2006 gives effect to the Transaction as if it occurred on January 1, 2006. The unaudited pro forma consolidated condensed combined statement of income for the year ended December 31, 2006 was derived from:

(i)
The Company’s historical audited consolidated statement of income for the year ended December 31, 2006, which is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the United States Securities and Exchange Commission (the “SEC”) on April 2, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2007; and

(ii)	Right-Way’s historical audited statement of operations for the year ended December 31, 2006, which is filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma consolidated condensed combined statement of income for the three months ended March 31, 2007 gives effect to the Transaction as if it occurred on January 1, 2007. The unaudited pro forma consolidated condensed combined statement of income for the three months ended March 31, 2007 was derived from:

(i)
The Company’s historical unaudited consolidated condensed statement of income for the three months ended March 31, 2007, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007; and

(ii)
Right-Way’s historical unaudited statement of operations for the three months ended March 31, 2007, which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A, adjusted for the effect of the unaudited pro forma adjustments necessary to account for the Transaction.

The unaudited pro forma consolidated condensed combined balance sheet as of March 31, 2007 has been prepared as if the Transaction occurred on March 31, 2007. The unaudited pro forma consolidated condensed combined balance sheet as of March 31, 2007 combines the Company’s historical unaudited consolidated condensed balance sheet as of March 31, 2007, which is included in our Quarterly  Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007, and Right-Way’s historical unaudited condensed balance sheet as of March 31, 2007, which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A, adjusted for the effect of the unaudited pro forma adjustments necessary to account for the Transaction.

The Right-Way acquisition is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, Right-Way’s operating results will be included in the Company’s operating results since the closing of the Transaction occurred on April 5, 2007.

The pro forma adjustments related to the Right-Way transaction are based on an analysis of inter-company transactions and associated costs, estimated interest expense and income taxes. In addition, the Company estimated the purchase price allocations by estimating the fair value of tangible assets, primarily inventory and accounts receivables. The Company also made adjustments to certain assets and liabilities. Differences between this preliminary allocation and final purchase price allocations could have a material impact on the accompanying unaudited pro forma consolidated condensed combined financial statement information and the Company’s future results of operations and financial position. A final determination of the purchase price allocation, which is still in progress, will be based on actual, tangible and identifiable intangible assets of Right-Way that existed on the date of acquisition.

The unaudited pro forma consolidated condensed combined financial statement information is based on, and should be read together with:

(i)
The Company’s consolidated financial statements as of and for the year ended December 31, 2006, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on April 2, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2007 and the Company’s historical unaudited consolidated condensed financial statements as of and for the three months ended March 31, 2007, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007; and

(ii)
Right-Way’s financial statements as of and for the year ended December 31, 2006, which are filed as Exhibit 99.2 to this Current Report on Form 8-K/A, and Right-Way’s unaudited condensed financial statements as of and for the three months ended March 31, 2007, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma consolidated condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved had the Transaction occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future.

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
BALANCE SHEET
As of March 31, 2007
(in thousands)

	Historical	Historical
	Five Star	Right-Way	Adjustments		Pro Forma
ASSETS
Current assets
Cash	$3	$1,152	$(1,152)	(a)	$3
Accounts receivable, net	18,085	1,849	(240)	(b)	19,694
Inventory	24,725	1,986	228	(c)	26,939
Deferred income taxes	668				668
Prepaid expenses and other current assets	1,130	300	(300)	(a)	1,130

Total current assets	44,611	5,287	(1,464)		48,434

Machinery and equipment, net	587	276	(276)	(a)	587
Deferred income taxes	200				200
Other assets	1,202	309	(309)	(a)	1,202
Total Assets	$46,600	$5,872	$(2,049)		$50,423

(continued)

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
BALANCE SHEET (continued)
As of March 31, 2007
(in thousands)

	Historical	Historical
	Five Star	Right-Way	Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$18,848	$3,749	$(3,749)	(a)	$22,198
			3,350	(d)
Accounts payable and accrued expenses			(240)	(b)
	19,072	163	(113)	(a)	18,882
Current portion of long-term obligations		206	(206)	(a)
Note payable to National Patent Development Corporation	2,800	0	0		2,800
Total current liabilities	40,720	4,118	(958)		43,880

Liabilities subject to compromise		5,218	(5,218)	(a)

Stockholders' equity
Common stock	193	51	(51)	(a)	193
Additional paid-in capital	9,274				9,274
Accumulated deficit	(3,035)	(2,665)	2,665 663	(a) (h)	(2,372)
Accumulated other comprehensive income	148				148
Treasury stock, at cost	(700)	(850)	850	(a)	(700)
Total stockholders' equity	5,880	(3,464)	4,127		6,543
	$46,600	$5,872	$(2,049)		$50,423

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the three months ended March 31, 2007

 (in thousands, except per share data)
	Historical	Historical			Pro
	Five Star	Right-Way	Adjustments		Forma
Sales	$29,861	$4,934	$(600)	(e)	$34,195
Cost of goods sold (net of vendors allowances)	25,133	5,169	(645)	(e)	29,657
Gross margin (loss)	4,728	(235)	45		4,538

Selling, general and administrative expenses (net of vendors allowances)	(3,590)	(675)			(4,265)

Operating income (loss)	1,138	(910)	45		273

Other income	18				18

Interest expense	(342)	(136)	(69)	(f)	(547)

Income (loss) before income taxes	814	(1,046)	(24)		(256)

Income tax expense	(354)	(6)	441	(g)	81

Net income (loss)	$460	$(1,052)	$417		$(175)

Earnings (loss) per share
Basic and fully diluted	$.03				$(.01)

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2006

(in thousands, except per share data)

	Historical	Historical			Pro
	Five Star	Right-Way	Adjustments		Forma
Sales	$108,088	$39,474			$147,562
Cost of goods sold (net of vendors allowances)	90,877	37,236			128,113
Gross margin (loss)	17,211	2,238			19,449

Selling, general and
administrative expenses (net of vendors allowances)	(15,100)	(4,321)			(19,421)

Operating income	2,111	(2,083)			28

Other income	62				62

Interest expense (including amounts to affiliates of $252, $238 and $224)	(1,627)	(600)	$(267)	(f)	(2,494)

Income (loss) before income taxes	546	(2,683)	(267)		(2,404)

Income tax (expense) benefit	(261)	27	1,138	(g)	904

Net income / (loss)	$285	$(2,656)	$871		$(1,500)

Earnings (loss) per share
Basic and fully diluted	$.02				$(.10)

Pro Forma Adjustments

a)	To adjust for assets, stockholders’ equity not acquired and liabilities not assumed
b)	To eliminate amounts due to Right-Way at March 31, 2007, paid prior to the closing of the Transaction
c)	To adjust historical inventory to fair value
d)	To record increase in short-term borrowings to purchase assets
e)	To eliminate inter-company sales and related cost of sales
f)	To record interest expense on increased short-term borrowings
g)	To record effect of the Transaction on income tax expense
h)	Excess of value of inventory and receivables at March 31, 2007 over the cost of acquisition